SLM Student Loan Trust 2003-6 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 03/01/05-05/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$588,648,516.15	$(52,510,590.44)	$536,137,925.71
	ii	Interest to be Capitalized	10,055,497.93		10,146,386.30

	iii	Total Pool	$598,704,014.08		$546,284,312.01

	iv	Specified Reserve Account Balance	1,496,760.04		1,365,710.78

	v	Total Adjusted Pool	$600,200,774.12		$547,650,022.79

B	i	Weighted Average Coupon (WAC)	3.270%		3.256%
	ii	Weighted Average Remaining Term	120.75		119.34
	iii	Number of Loans	146,282		134,990
	iv	Number of Borrowers	86,203		80,063
	v	Aggregate Outstanding Principal Balance - T-Bill	$98,168,599.10		$87,631,785.42
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$500,535,414.98		$458,652,526.59

						% of		% of
	Notes			Spread	Balance 03/15/05	O/S Securities*	Balance 06/15/05	O/S Securities*
C	i	A-1 Notes	78442GGY6	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGZ3	0.030%	37,145,774.12	6.189%	—	0.000%
	iii	A-3 Notes	78442GHA7	0.090%	177,000,000.00	29.490%	161,595,022.79	29.507%
	iv	A-4 Notes	78442GHB5	0.200%	355,597,000.00	59.246%	355,597,000.00	64.931%
	vi	B Notes	78442GHC3	0.530%	30,458,000.00	5.075%	30,458,000.00	5.562%

	vii	Total Notes			$600,200,774.12	100.000%	$547,650,022.79	100.000%

	*Percentages may not total 100% due to rounding

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,496,760.04	$1,365,710.78
	iv	Reserve Account Floor Balance ($)	$1,005,203.00	$1,005,203.00
	v	Current Reserve Acct Balance ($)	$1,496,760.04	$1,365,710.78

	Capitalized Interest Account		3/15/2005	6/15/2005
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2003-6 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$48,957,659.63
	ii	Principal Collections from Guarantor	4,947,375.76
	iii	Principal Reimbursements	127,244.20
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$54,032,279.59

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,366.80
	ii	Capitalized Interest	(1,525,055.95)

	iii	Total Non-Cash Principal Activity	$(1,521,689.15)

C	Total Student Loan Principal Activity		$52,510,590.44

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,695,803.35
	ii	Interest Claims Received from Guarantors	139,102.55
	iii	Collection Fees/Returned Items	27,241.65
	iv	Late Fee Reimbursements	101,105.36
	v	Interest Reimbursements	22,000.57
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,283,479.34
	viii	Subsidy Payments	999,528.05

	ix	Total Interest Collections	$5,268,260.87

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,108.69)
	ii	Capitalized Interest	1,525,055.95

	iii	Total Non-Cash Interest Adjustments	$1,522,947.26

F	Total Student Loan Interest Activity		$6,791,208.13

G.	Non-Reimbursable Losses During Collection Period		$1,221.58

H.	Cumulative Non-Reimbursable Losses to Date		$212,945.40

III. 2003-6 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$10,707,823.21
	ii	Consolidation Principal Payments	43,197,212.18
	iii	Reimbursements by Seller	986.82
	iv	Borrower Benefits Reimbursed	120,902.93
	v	Reimbursements by Servicer	0.02
	vi	Re-purchased Principal	5,354.43

	vii	Total Principal Collections	$54,032,279.59

B	Interest Collections
	i	Interest Payments Received	$4,707,550.43
	ii	Consolidation Interest Payments	410,362.86
	iii	Reimbursements by Seller	620.57
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	21,068.01
	vi	Re-purchased Interest	311.99
	vii	Collection Fees/Returned Items	27,241.65
	viii	Late Fees	101,105.36

	ix	Total Interest Collections	$5,268,260.87

C	Other Reimbursements		$235,931.00

D	Reserves in Excess of the Requirement		$131,049.26

F	Administrator Account Investment Incom		$—

G	Investment Earnings for Period in Trust Accounts ( VI-D)		$272,091.54

H	Funds Released from Capitalized Interest Accoun		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$59,939,612.26
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(868,488.40)

J	NET AVAILABLE FUNDS		$59,071,123.86

K	Servicing Fees Due for Current Period		$414,027.67

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$434,027.67

IV. 2003-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.770%	2.770%	40,573	30,345	27.736%	22.479%	$193,089,335.22	$135,925,060.06	32.802%	25.353%

Grace
Current	2.770%	2.770%	8,939	15,393	6.111%	11.403%	$32,917,918.13	$74,478,145.61	5.592%	13.892%

TOTAL INTERIM	2.770%	2.770%	49,512	45,738	33.847%	33.883%	$226,007,253.35	$210,403,205.67	38.394%	39.244%
REPAYMENT
Active
Current	3.762%	3.750%	46,168	42,631	31.561%	31.581%	$167,214,761.01	$144,952,163.00	28.407%	27.036%
31-60 Days Delinquent	3.664%	3.695%	4,388	4,281	3.000%	3.171%	16,165,783.88	14,805,629.13	2.746%	2.762%
61-90 Days Delinquent	3.590%	3.735%	4,081	2,471	2.790%	1.831%	15,252,694.25	8,508,518.85	2.591%	1.587%
91-120 Days Delinquent	3.723%	3.751%	2,274	1,861	1.555%	1.379%	7,454,538.40	6,059,360.41	1.266%	1.130%
> 120 Days Delinquent	3.742%	3.654%	6,066	6,614	4.147%	4.900%	18,961,676.91	21,917,394.11	3.221%	4.088%

Deferment
Current	2.982%	2.963%	16,926	15,291	11.571%	11.328%	67,924,623.76	62,066,832.24	11.539%	11.577%

Forbearance
Current	3.652%	3.641%	15,745	15,028	10.763%	11.133%	66,517,501.51	64,101,417.08	11.300%	11.956%

TOTAL REPAYMENT	3.581%	3.567%	95,648	88,177	65.386%	65.321%	$359,491,579.72	$322,411,314.82	61.071%	60.136%
Claims in Process (1)	3.746%	3.809%	1,117	1,068	0.764%	0.791%	$3,143,702.60	$3,311,398.45	0.534%	0.618%
Aged Claims Rejected (2)	3.669%	3.519%	5	7	0.003%	0.005%	$5,980.48	$12,006.77	0.001%	0.002%
GRAND TOTAL	3.270%	3.256%	146,282	134,990	100.000%	100.000%	$588,648,516.15	$536,137,925.71	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*Percentages may not total 100% due to rounding.

V. 2003-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.189%	76,583	$248,292,887.52	46.311%
- GSL — Unsubsidized	3.072%	50,085	232,576,479.97	43.380%
- PLUS Loans	4.234%	7,651	52,805,391.15	9.849%
- SLS Loans	5.490%	671	2,463,167.07	0.459%

- Total	3.256%	134,990	$536,137,925.71	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.229%	108,066	$471,698,902.14	87.981%
- Two Year	3.410%	19,997	47,516,833.93	8.863%
- Technical	3.585%	6,921	16,905,614.94	3.153%
- Other	4.859%	6	16,574.70	0.003%

- Total	3.256%	134,990	$536,137,925.71	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-6 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period	$3,620,503.45
B	Interest Subsidy Payments Accrued During Collection Period	962,880.22
C	SAP Payments Accrued During Collection Period	2,563,589.50
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	272,091.54
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,419,064.71

VII. 2003-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	-	0.00000%

B	Class A-2 Interest Rate	0.007768889	(03/15/05 - 06/15/05)	3.04000%

C	Class A-3 Interest Rate	0.007922222	(03/15/05 - 06/15/05)	3.10000%

D	Class A-4 Interest Rate	0.008203333	(03/15/05 - 06/15/05)	3.21000%

F	Class B Interest Rate	0.009046667	(03/15/05 - 06/15/05)	3.54000%

VIII. 2003-6 Inputs From Original Data 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$588,648,516.15
	ii Interest To Be Capitalized	10,055,497.93

	iii Total Pool	$598,704,014.08
	iv Specified Reserve Account Balance	1,496,760.04

	v Total Adjusted Pool	$600,200,774.12

B	Total Note and Certificate Factor	0.591182288
C	Total Note Balance	$600,200,774.12

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i Current Factor	0.000000000	0.137729974	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$37,145,774.12	$177,000,000.00	$355,597,000.00	$30,458,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$1,496,760.04
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2003-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$59,071,123.86	$59,071,123.86

B	Primary Servicing Fees-Current Month		$414,027.67	$58,657,096.19

C	Administration Fee		$20,000.00	$58,637,096.19

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$58,637,096.19
	ii	Class A-2	$288,581.39	$58,348,514.80
	iii	Class A-3	$1,402,233.33	$56,946,281.47
	iv	Class A-4	$2,917,080.72	$54,029,200.75
	vi	Class B	$275,543.37	$53,753,657.38

	vii	Total Noteholder's Interest Distribution	$4,883,438.81

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$53,753,657.38
	ii	Class A-2	$37,145,774.12	$16,607,883.26
	iii	Class A-3	$15,404,977.21	$1,202,906.05
	iv	Class A-4	$0.00	$1,202,906.05
	vi	Class B	$0.00	$1,202,906.05

	vii	Total Noteholder's Principal Distribution	$52,550,751.33

F	Increase to the Specified Reserve Account Balance		$0.00	$1,202,906.05

G	Carryover Servicing Fees		$0.00	$1,202,906.05

H	Excess to Certificate Holder		$1,202,906.05	$0.00

X. 2003-6 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$0.00	$288,581.39	$1,402,233.33	$2,917,080.72	$275,543.37
	ii	Quarterly Interest Paid	0.00	288,581.39	$1,402,233.33	$2,917,080.72	275,543.37

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$37,145,774.12	$15,404,977.21	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	$37,145,774.12	15,404,977.21	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$37,434,355.51	$16,807,210.54	$2,917,080.72	$275,543.37

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05	$600,200,774.12
	ii	Adjusted Pool Balance 5/31/05	547,650,022.79

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$52,550,751.33

	iv	Adjusted Pool Balance 2/28/05	$600,200,774.12
	v	Adjusted Pool Balance 5/31/05	547,650,022.79

	vi	Current Principal Due (iv-v)	$52,550,751.33
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$52,550,751.33

	ix	Principal Distribution Amount Paid	$52,550,751.33

	x	Principal Shortfall (viii - ix)	$—
C		Total Principal Distribution	$52,550,751.33
D		Total Interest Distribution	4,883,438.81

E		Total Cash Distributions	$57,434,190.14

F	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	i	A-1 Note Balance	78442GGY6	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GGZ3	$37,145,774.12		$—
		A-2 Note Pool Factor		0.137729974	0.137729974	0.000000000

	iii	A-3 Note Balance	78442GHA7	$177,000,000.00		$161,595,022.79
		A-3 Note Pool Factor		1.000000000	0.087033770	0.912966230

	iv	A-4 Note Balance	78442GHB5	$355,597,000.00		$355,597,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GHC3	$30,458,000.00		$30,458,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$1,496,760.04
	ii	Deposits to correct Shortfall	$—
	iv	Total Reserve Account Balance Available	$1,496,760.04
	v	Required Reserve Account Balance	$1,365,710.78

	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve — Release to Collection Account	$131,049.26
	viii	Ending Reserve Account Balance	$1,365,710.78

XI. 2003-6 Historical Pool Information

			03/01/05-05/31/05	12/01/04-02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04

Beginning Student Loan Portfolio Balance			$588,648,516.15	$649,138,251.97	$709,066,768.01	$784,778,926.41	$813,521,103.52	$875,235,689.47

	Student Loan Principal Activity
	i	Regular Principal Collections	$48,957,659.63	$56,142,221.90	$60,793,858.77	$73,795,505.45	$26,186,211.11	$60,697,983.74
	ii	Principal Collections from Guarantor	4,947,375.76	6,581,494.88	2,421,033.46	4,126,198.29	3,961,351.16	3,072,421.26
	iii	Principal Reimbursements	127,244.20	46,794.23	64,129.12	69,193.65	108,842.97	61,259.60
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$54,032,279.59	$62,770,511.01	$63,279,021.35	$77,990,897.39	$30,256,405.24	$63,831,664.60
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,366.80	$7,275.31	$40,469.42	$89,650.40	$67,617.58	$61,817.30
	ii	Capitalized Interest	(1,525,055.95)	(2,288,050.50)	(3,390,974.73)	(2,368,389.39)	(1,581,845.71)	(2,178,895.95)

	iii	Total Non-Cash Principal Activity	$(1,521,689.15)	$(2,280,775.19)	$(3,350,505.31)	$(2,278,738.99)	$(1,514,228.13)	$(2,117,078.65)

(-)	Total Student Loan Principal Activity		$52,510,590.44	$60,489,735.82	$59,928,516.04	$75,712,158.40	$28,742,177.11	$61,714,585.95

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,695,803.35	$1,881,885.85	$2,315,271.41	$2,386,562.63	$1,940,165.54	$2,324,606.22
	ii	Interest Claims Received from Guarantors	139,102.55	177,915.97	76,591.08	158,481.37	154,318.82	113,036.15
	iii	Collection Fees/Returned Items	27,241.65	23,740.18	23,248.94	18,785.30	12,634.40	12,485.06
	iv	Late Fee Reimbursements	101,105.36	98,838.05	93,994.79	107,346.83	86,051.39	87,441.89
	v	Interest Reimbursements	22,000.57	34,227.89	33,067.67	206,308.28	237,933.62	7,535.18
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	2,283,479.34	1,742,123.22	1,043,939.79	266,339.13	36,075.92	54,259.27
	viii	Subsidy Payments	999,528.05	1,195,517.06	1,395,786.06	1,577,899.39	1,677,223.94	1,936,474.00

	ix	Total Interest Collections	$5,268,260.87	$5,154,248.22	$4,981,899.74	$4,721,722.93	$4,144,403.63	$4,535,837.77

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,108.69)	$192.08	$65.41	$(1,029.47)	$(6,717.78)	$(393.92)
	ii	Capitalized Interest	1,525,055.95	2,288,050.50	3,390,974.73	2,368,389.39	1,581,845.71	2,178,895.95

	iii	Total Non-Cash Interest Adjustments	$1,522,947.26	$2,288,242.58	$3,391,040.14	$2,367,359.92	$1,575,127.93	$2,178,502.03

	Total Student Loan Interest Activity		$6,791,208.13	$7,442,490.80	$8,372,939.88	$7,089,082.85	$5,719,531.56	$6,714,339.80

(=)	Ending Student Loan Portfolio Balance		$536,137,925.71	$588,648,516.15	$649,138,251.97	$709,066,768.01	$784,778,926.41	$813,521,103.52
(+)	Interest to be Capitalized		$10,146,386.30	$10,055,497.93	$10,406,870.19	$12,033,416.08	$12,483,647.57	$11,542,135.61

(=)	TOTAL POOL		$546,284,312.01	$598,704,014.08	$659,545,122.16	$721,100,184.09	$797,262,573.98	$825,063,239.13

(+)	Reserve Account Balance		$1,365,710.78	$1,496,760.04	$1,648,862.81	$1,802,750.46	$1,993,156.43	$2,062,658.10

(=)	Total Adjusted Pool		$547,650,022.79	$600,200,774.12	$661,193,984.97	$722,902,934.55	$799,255,730.41	$827,125,897.23

XII. 2003-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$948,086,849	15.31%
Dec-03	$886,384,775	18.40%
Mar-04	$825,063,239	19.56%
Jun-04	$797,262,574	17.25%
Sep-04	$721,100,184	19.78%
Dec-04	$659,545,122	20.87%
Mar-05	$598,704,014	21.80%
Jun-05	$546,284,312	22.26%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.